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                                                                       Exhibit 1

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                          METROPOLITAN CAPITAL TRUST I
                           (a Delaware business trust)

                         2,500,000 Preferred Securities

                  _____% Cumulative Trust Preferred Securities
                 (Liquidation Amount $10 per Preferred Security)

                             UNDERWRITING AGREEMENT
                             ----------------------



                                                                __________, 1998



Ryan, Beck & Co., Inc.
220 South Orange Avenue
Livingston, New Jersey 07039

Ladies and Gentlemen:

                  Metropolitan Capital Trust I (the "Trust"), a statutory business trust organized under the Business Trust Act of the State of Delaware (the "Delaware Act"), and Metropolitan Financial Corp., an Ohio corporation (the "Corporation"), as depositor of the Trust and as guarantor (the Trust and the Corporation are referred to collectively as the "Offerors"), hereby confirm their agreement with Ryan, Beck & Co., Inc. (the "Underwriter"), with respect to the issue and sale by the Trust and the purchase by the Underwriter of 2,500,000 (the "Initial Securities") of the Trust's _____% Cumulative Trust Preferred Securities (the "Preferred Securities"). The Trust and the Corporation also propose to issue and sell to the Underwriter, at the Underwriter's option, up to an additional 375,000 Preferred Securities (the "Option Securities") as set forth herein. The term "Preferred Securities" as used herein, unless indicated otherwise, shall mean the Initial Securities and the Option Securities.


                  The Preferred Securities and the Common Securities (as defined herein) are to be issued pursuant to the terms of an Amended and Restated Trust Agreement dated as of April 30, 1998 (the "Trust Agreement"), among the Corporation, as depositor, and Wilmington Trust Company (the "Trust Company"), a Delaware corporation, as property trustee (the "Property Trustee"), and

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Judith Z. Adam and David W. Gifford (the "Administrative Trustees" and, together with the Property Trustee and the Delaware Trustee, the "Trustees") and the holders from time to time of undivided interests in the assets of the Trust. The Preferred Securities will be guaranteed by the Corporation, on a subordinated basis and subject to certain limitations, with respect to distributions and payments upon liquidation, redemption or otherwise (the "Guarantee") pursuant to the Preferred Securities Guarantee Agreement to be dated as of April 30, 1998 (the "Guarantee Agreement") between the Corporation and the Trust Company, as guarantee trustee (the "Guarantee Trustee"). The assets of the Trust will consist of _____% junior subordinated debentures due June 30, 2028 (the "Junior Subordinated Debentures") of the Corporation which will be issued under the Indenture to be dated as of April 30, 1998 (the "Indenture"), between the Corporation and the Trust Company, as trustee (the "Indenture Trustee"). The Corporation has agreed to pay all costs, expenses and liabilities of the Trust payable to third parties, with certain exceptions, pursuant to the Agreement as to Expenses and Liabilities, dated as of April 30, 1998, between the Corporation and the Trust (the "Expense Agreement"). Under certain circumstances, the Junior Subordinated Debentures will be distributable to the holders of undivided beneficial interests in the assets of the Trust. The entire proceeds from the sale of the Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the Corporation of the Trust's common securities (the "Common Securities") and will be used by the Trust to purchase an equivalent amount of the Junior Subordinated Debentures.

                  The initial public offering price for the Preferred Securities, the purchase price to be paid by the Underwriter for the Preferred Securities, the commission per Preferred Security to be paid by the Corporation to the Underwriter and the distribution of interest to be paid on the Preferred Securities shall be agreed upon by the Corporation and the Underwriter, and such agreement shall be set forth in a separate written instrument substantially in the form of Exhibit A hereto (the "Price Determination Agreement"). The Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication between the Corporation and the Underwriter and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Preferred Securities will be governed by this Agreement, as supplemented by the Price Determination Agreement. From and after the date of the execution and delivery of the Price Determination Agreement, this Agreement shall be deemed to incorporate, and all references herein to "this Agreement" shall be deemed to include, the Price Determination Agreement.

                  The Offerors have prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File Nos. 333-49701 and 333-49701-01) covering the registration of the Preferred Securities, the Guarantee and the Junior Subordinated Debentures under the Securities Act of 1933, as amended (the A1933 Act"), including the related preliminary prospectus or prospectuses, and, if such registration statement has not become effective, the Corporation will prepare and file, prior to the effective date of such registration statement, an amendment to such registration statement, including a final prospectus. Each prospectus used before the time such registration statement becomes effective is herein called a "preliminary prospectus". Such registration statement, including the exhibits thereto at the time it becomes effective, is herein


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called the "Registration Statement", and the prospectus, included in the
Registration Statement at the time it becomes effective is herein called the "Prospectus", except that if any revised prospectus provided to the Underwriter by the Corporation for use in connection with the offering of the Preferred Securities differs from the prospectus included in the Registration Statement at the time it becomes effective (whether or not such prospectus is required to be filed pursuant to Rule 424(b) under the 1933 Act ("Rule 424(b)"), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first furnished to the Underwriter for such use.

                  The Corporation understands that the Underwriter proposes to make a public offering of the Preferred Securities (the "Offering") as soon as possible after the Registration Statement becomes effective. The Underwriter may assemble and manage a selling group of broker-dealers that are members of the National Association of Securities Dealers, Inc. ("NASD") to participate in the solicitation of purchase orders for the Preferred Securities.

                  Section 1. REPRESENTATIONS AND WARRANTIES.

                  (a) The Offerors jointly and severally represent and warrant to and agree with the Underwriter that:

                           (i) When the Registration Statement shall become
effective and at all times subsequent thereto up to the Closing Time referred to below (and, with respect to the Option Securities, up to the Option Closing Date referred to below), (A) the Registration Statement and any amendments and supplements thereto will comply in all material respects with the requirements of the 1933 Act and the rules and regulations of the Commission under the 1933 Act (the A1933 Act Regulations"); (B) neither the Registration Statement nor any amendment or supplement thereto will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (C) neither the Prospectus nor any amendment or supplement thereto will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading, except that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Offerors by the Underwriter expressly for use in the Registration Statement or the Prospectus, or any information contained in any Form T-1 which is an exhibit to the Registration Statement. The statements contained in the last paragraph of the front cover page of the Prospectus, in the last paragraph on page (ii) of the Prospectus and under the caption "Underwriting" in the Prospectus constitute the only information furnished to the Offerors in writing by the Underwriter expressly for use in the Registration Statement or the Prospectus.

                           (ii) Crowe Chizek and Company LLP, who are reporting
upon the audited financial statements included in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.




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                           (iii) The audited consolidated financial statements
(including the notes thereto) included in the Registration Statement present fairly the consolidated financial position of the Corporation and its subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Corporation and its subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise stated therein. The financial statement schedules, if any, included in the Registration Statement present fairly the information required to be stated therein. The selected financial, pro forma and statistical data included in the Prospectus are accurate in all material respects and present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement.

                           (iv) The Corporation is a corporation duly organized,
validly existing and in good standing under the laws of the State of Ohio with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus. Each subsidiary of the Corporation (other than Metropolitan Savings Bank of Cleveland (the "Bank") and the Trust) is an entity duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization with corporate power and authority under such laws to own, lease and operate its properties and conduct its business. The Corporation and each of its subsidiaries (other than the Bank and the Trust) is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Corporation and its subsidiaries, considered as one enterprise.

                           (v) The Corporation is duly registered with the
Office of Thrift Supervision as a savings and loan holding company under the Home Owners' Loan Act of 1933, as amended (the "HOLA"); the deposit accounts of the Bank are insured by the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation (the "FDIC"), up to the maximum allowable limits thereof. The Offerors have all such power, authority, authorization, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the Preferred Securities and the Junior Subordinated Debentures.

                           (vi) The Bank is a savings association duly
organized, validly existing and in good standing under the laws of the State of Ohio with corporate power and authority under such laws to own, lease and operate its properties and conduct its business; the Bank is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business


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affairs, assets or business prospects of the Bank and its subsidiaries, considered as one enterprise. All of the outstanding shares of capital stock of the Bank and each of the Corporation's other subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Corporation directly or indirectly, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

                           (vii) Except for the Trust and the Bank, the
Corporation does not have any "significant subsidiaries" as defined in Rule 1-02 of Regulation S-X of the Commission.

                           (viii) The Corporation had at the date indicated a
duly authorized and outstanding capitalization as set forth in the Prospectus under the caption "Capitalization".

                           (ix) This Agreement has been duly authorized,
executed and delivered by the Offerors and, when duly executed by the Underwriter, will constitute the valid and binding agreement of the Offerors enforceable against the Offerors in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. The Guarantee Agreement, the Junior Subordinated Debentures, the Trust Agreement, the Expense Agreement and the Indenture have each been duly authorized and, when duly executed and delivered by the Corporation and, in the case of the Guarantee Agreement, by the Guarantee Trustee, in the case of the Trust Agreement, by the Trustees, and in the case of the Indenture, by the Indenture Trustee, will constitute valid and legally binding obligations of the Corporation enforceable in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or general equitable principles. The Junior Subordinated Debentures are entitled to the benefits of the Indenture; and the Guarantee Agreement, the Junior Subordinated Debentures, the Trust Agreement, the Expense Agreement and the Indenture conform in all material respects to the descriptions thereof in the Prospectus. The Trust Agreement, the Guarantee Agreement and the Indenture have been duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA").

                           (x) The Trust has been duly created and is validly
existing as a statutory business trust in good standing under the Delaware Act with the power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus. The Trust has conducted no business to date, and it will conduct no business in the future that would be inconsistent with the description of the Trust set forth in the Prospectus. The Trust is not a party to or bound by any agreement or instrument other than this Agreement, the Trust Agreement and the agreements and instruments contemplated by the Trust Agreement or described in the Prospectus; the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and the Trust Agreement and described in the Prospectus; and the Trust is not a party to or subject to any action, suit or proceeding of any nature.




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                           (xi) The Preferred Securities have been duly and
validly authorized by the Trust for issuance and sale to the Underwriter pursuant to this Agreement and, when executed and authenticated in accordance with the terms of the Trust Agreement and delivered by the Trust to the Underwriter pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable and will constitute valid and legally binding obligations of the Trust enforceable in accordance with their terms and entitled to the benefits provided by the Trust Agreement. The Preferred Securities conform in all material respects to the description thereof in the Prospectus, and such description conforms in all material respects to the rights set forth in the instruments defining the same; the holders of the Preferred Securities will be entitled to the same limitation of personal liability extended to shareholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; and the issuance of the Preferred Securities is not subject to any preemptive or other similar rights.

                           (xii) The Common Securities have been duly and
validly authorized by the Trust and, upon delivery by the Trust to the Corporation against payment therefor as described in the Prospectus, will be duly and validly issued and fully paid undivided beneficial interests in the assets of the Trust and will conform in all material respects to the description thereof in the Prospectus; the issuance of the Common Securities is not subject to any preemptive or other similar rights; and at the Closing Time, all of the issued and outstanding Common Securities of the Trust will be directly owned by the Corporation, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                           (xiii) The issuance and sale of the Preferred
Securities and the Common Securities by the Trust, the compliance by the Trust with all of the provisions of this Agreement, the purchase of the Junior Subordinated Debentures by the Trust, and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Trust Agreement or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust or any of its properties; and no consent, approval, authorization, order, license, certificate, permit, registration or qualification of or with any such court or other governmental agency or body is required to be obtained by the Trust for the issue and sale of the Preferred Securities and the Common Securities by the Trust, the purchase of the Junior Subordinated Debentures by the Trust or the consummation by the Trust of the transactions contemplated by this Agreement and the Trust Agreement, except for such consents, approvals, authorizations, licenses, certificates, permits, registrations or qualifications as have already been obtained, or as may be required under the 1933 Act or the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, state securities laws or the TIA.


                           (xiv) Subject to the Corporation's repayment of its
outstanding 1993 101 subordinated notes from the proceeds of the Offering, as disclosed in the prospectus, the issuance by the Corporation of the Guarantee and the Junior Subordinated Debentures, the compliance by the Corporation with all of the provisions of this Agreement, the execution, delivery and performance


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by the Corporation of the Trust Agreement, the Junior Subordinated Debentures,
the Guarantee Agreement, the Expense Agreement and the Indenture, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, loan agreement, mortgage, deed of trust or other material agreement or instrument to which the Corporation or any of its subsidiaries is a party or by which the Corporation or any of its subsidiaries is bound or to which any of the property or assets of the Corporation or any of its subsidiaries is subject except as specifically set forth in the Registration Statement and the Prospectus, nor will such action result in any violation of the provisions of the Articles of Incorporation or Code of Regulations of the Corporation or of the corporate governance documents of any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Corporation, any of its subsidiaries or any of their respective properties; and no consent, approval, authorization, order, license, certificate, permit, registration or qualification of or with any such court or other governmental agency or body is required for the issuance of the Guarantee and the Junior Subordinated Debentures or the consummation by the Corporation of the other transactions contemplated by this Agreement, except for such consents, approvals, authorizations, licenses, certificates, permits, registrations or qualifications as have already been obtained, or as may be required under the 1933 Act or the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, state securities laws or the TIA.

                           (xv) The Trust has not engaged in any activity that
would result in the Trust being, and after giving effect to the offering and sale of the Preferred Securities the Trust will not be, an "investment company", or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

                           (xvi) All of the outstanding shares of capital stock
of the Corporation have been duly authorized and validly issued and are fully paid and non-assessable, and are not subject to the preemptive rights of any shareholder of the Corporation.

                           (xvii) Since the respective dates as of which
information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has not been (A) any material adverse change in the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Corporation and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (B) any transaction entered into by the Corporation or any subsidiary, other than in the ordinary course of business, that is material to the Corporation and its subsidiaries, considered as one enterprise, or (C) any dividend or distribution of any kind declared, paid or made by the Corporation on its capital stock. Neither the Corporation, the Bank nor any other subsidiary has any material liability of any nature, contingent or otherwise, except as set forth in the Prospectus.




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                           (xviii) Neither the Corporation, the Bank nor any
other subsidiary is in violation of any provision of its articles of incorporation, code of regulations, constitution or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that in the aggregate would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Corporation and its subsidiaries, considered as one enterprise.

                           (xix) Except as disclosed in the Prospectus, there is
no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the best of the Corporation's knowledge, threatened against the Corporation, the Bank or any other subsidiary that is required to be disclosed in the Prospectus or that could reasonably be expected to result in any material adverse change in the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Corporation and its subsidiaries, considered as one enterprise, or that could reasonably be expected materially and adversely to affect the properties or assets of the Corporation and its subsidiaries, considered as one enterprise, or that could reasonably be expected materially and adversely to affect the consummation of the transactions contemplated in this Agreement; all pending legal or governmental proceedings to which the Corporation, the Bank or any other subsidiary is a party that are not described in the Prospectus, including ordinary routine litigation incidental to its business, are, considered in the aggregate, not material.

                           (xx) There are no material contracts or documents of
a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required.



                           (xxi) The Corporation and its subsidiaries each has
good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as (A) are described in the Prospectus or (B) are neither material in amount nor materially significant in relation to the business of the Corporation and its subsidiaries, considered as one enterprise; all of the leases and subleases material to the business of the Corporation and its subsidiaries, considered as one enterprise, are in full force and effect, and neither the Corporation, the Bank nor any other subsidiary has any notice of any material claim that has been asserted by anyone adverse to the rights of the Corporation, the Bank or any other subsidiary under any such lease or sublease or affecting or questioning the rights of such corporation to the continued possession of the leased or subleased premises under any such lease or sublease.




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                           (xxii) Each of the Corporation and its subsidiaries
owns, possesses or has obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, and neither the Corporation, the Bank nor any other subsidiary has received any notice of any restriction upon, or any notice of proceedings relating to revocation or modification of, any such licenses, permits, certificates, consents, orders, approvals or authorizations.

                           (xxiii) No labor problem with the employees of the
Corporation, the Bank or any other subsidiary exists or is imminent that could materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Corporation and its subsidiaries, considered as one enterprise, and the Corporation is not aware of any existing or imminent labor disturbance by the employees of any of its, the Bank's or any other subsidiary's principal suppliers, contractors or customers that could reasonably be expected to materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Corporation and its subsidiaries, considered as one enterprise.

                           (xxiv) Except as disclosed in the Prospectus, there
are no persons with registration or other similar rights to have any securities of the Corporation registered pursuant to the Registration Statement or otherwise registered by the Corporation under the 1933 Act.

                           (xxv) Except as disclosed in the Prospectus, the
Corporation and its subsidiaries own or possess all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets or other unpatented and/or unpatentable proprietary or confidential information systems or procedures), trademarks, service marks and trade names (collectively, "patent and proprietary rights") currently employed by them in connection with the business now operated by them except where the failure to own, possess or acquire such patent and proprietary rights would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Corporation and its subsidiaries, considered as one enterprise. Neither the Corporation, the Bank nor any other subsidiary has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any patent or proprietary rights, and which infringement or conflict (if the subject of any unfavorable decision, rule and refinement, singly or in the aggregate) could reasonably be expected to result in any material adverse change in the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Corporation and its subsidiaries, considered as one enterprise.

                           (xxvi) The Corporation and its subsidiaries have
filed all federal, state and local income, franchise or other tax returns required to be filed and have made timely payments of all taxes due and payable in respect of such returns, and no material deficiency has been asserted with respect thereto by any taxing authority.




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                           (xxvii) The Preferred Securities have been approved
for listing on The Nasdaq Stock Market, Inc.'s National Market (the "Nasdaq National Market").

                           (xxviii) Neither the Trust, the Corporation nor any
of its subsidiaries has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation, under the Exchange Act or otherwise, of the price of the Preferred Securities.

                           (xxix) Neither the Corporation nor any subsidiary is
(by virtue of any action, omission to act, contract to which it is a party or by which it is bound, or any occurrence or state of facts whatsoever) in violation of any applicable foreign, federal, state, municipal or local statutes, laws, ordinances, rules, regulations and/or orders issued pursuant to foreign, federal, state, municipal or local statutes, laws, ordinances, rules, or regulations (including those relating to any aspect of banking, savings and loan holding companies, consumer credit, truth-in-lending, usury, currency transaction reporting, environmental protection, occupational safety and health and equal employment practices), except such violations that in the aggregate will not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Corporation and its subsidiaries, considered as one enterprise.

                           (xxx) Neither the Corporation nor any subsidiary has
any agreement or understanding with any person (A) concerning the future acquisition by the Corporation or the Bank of a controlling interest in any entity or (B) concerning the future acquisition by any person of a controlling interest in the Corporation or any subsidiary, in either case that is required by the 1933 Act or the 1933 Act Regulations to be disclosed by the Corporation that is not disclosed in the Prospectus.

                           (xxxi) The Corporation and its affiliates have
complied with all provisions of Section 517.075, Florida Statutes, to the extent applicable, and all rules and regulations thereunder, relating to issuers doing business in Cuba.

                  (b) Any certificate signed by any authorized officer of the Corporation or any subsidiary and delivered to the Underwriter or to counsel for the Underwriter pursuant to this Agreement shall be deemed a representation and warranty by the Corporation to the Underwriter as to the matters covered thereby.

                  Section 2. SALE AND DELIVERY TO THE UNDERWRITER; CLOSING.

                  (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Trust, 2,500,000 Initial Securities at the purchase price and terms set forth herein and in the Price Determination Agreement.




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                  (b) In addition, on the basis of the representations and
warranties herein contained and subject to the terms and conditions herein set forth, the Trust hereby grants an option to the Underwriter to purchase up to an additional 375,000 Preferred Securities in accordance with the terms set forth herein and in the Price Determination Agreement. The option hereby granted will expire at 5:00 p.m. New York City time on the 30th day after the date the Registration Statement is declared effective by the Commission (or at 5:00 p.m. New York City time on the next business day following the 30th day if such 30th day is not a business day) and may be exercised, on one occasion only, solely for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Underwriter to the Corporation setting forth the number of Option Securities as to which the Underwriter is exercising the option and the time, date and place of payment and delivery for the Option Securities. Such time and date of delivery (the "Option Closing Date") shall be determined by the Underwriter but shall not be later than five full business days after the exercise of said option, nor in any event prior to Closing Time, as hereinafter defined, nor earlier than the second business day after the date on which the notice of the exercise of the option shall have been given.

                  (c) Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Thompson Hine & Flory LLP, 3900 Key Center, 127 Public Square, Cleveland, Ohio 44114 or at such other place as shall be agreed upon by the Corporation and the Underwriter, at 9:00 a.m. Eastern time on the third full business day after the effective date of the Registration Statement, or at such other time not earlier than three nor more than ten full business days thereafter as the Underwriter and the Corporation shall determine (such date and time of payment and delivery being herein called the "Closing Time"). In addition, in the event that any or all of the Option Securities are purchased by the Underwriter, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned office of Thompson Hine & Flory, or at such other place as shall be agreed upon by the Corporation and the Underwriter, on the Option Closing Date as specified in the notice from the Underwriter to the Corporation. Payment for the Initial Securities and the Option Securities, if any, shall be made to the Corporation by wire transfer of immediately available funds, against delivery to the Underwriter for the account of the Underwriter of Preferred Securities to be purchased by it.

                  (d) The Preferred Securities shall be issued in the form of one or more fully registered global securities (the "Global Securities") in book-entry form in such denominations and registered in the name of the nominee of The Depository Trust Company ("DTC") or in such names as the Underwriter may request in writing at least one business day before the Closing Date or the Option Closing Date, as the case may be. The Global Securities representing the Initial Securities or the Option Securities to be purchased will be made available for examination by the Underwriter and counsel to the Underwriter not later than 10:00 a.m. New York City time on the business day prior to the Closing Time or the Option Closing Date, as the case may be.

                                     DRAFT


                  Section 3. CERTAIN COVENANTS OF THE OFFERORS. Each of the Offerors covenants jointly and severally with the Underwriter as follows:

                  (a) The Offerors will use their best efforts to cause the Registration Statement to become effective and will notify the Underwriter immediately, and confirm the notice in writing, (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request of the Commission to amend the Registration Statement or amend or supplement the Prospectus or for additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Preferred Securities for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes. The Offerors will use their best efforts to prevent the issuance of any such stop order or of any order preventing or suspending such use and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

                  (b) The Offerors will not at any time file or make any amendment to the Registration Statement or, if the Offerors have elected to rely upon Rule 430A of the 1933 Act Regulations ("Rule 430A"), any amendment or supplement to the Prospectus of which the Underwriter shall not previously have been advised and furnished a copy, or to which the Underwriter or counsel for the Underwriter shall reasonably object.

                  (c) The Offerors have furnished or will furnish to the Underwriter as many signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto, whether filed before or after the Registration Statement becomes effective, copies of all exhibits and documents filed therewith and signed copies of all consents and certificates of experts as the Underwriter may reasonably request.

                  (d) The Offerors will deliver or cause to be delivered to the Underwriter, without charge, from time to time until the effective date of the Registration Statement, as many copies of each preliminary prospectus as the Underwriter may reasonably request, and the Offerors hereby consent to the use of such copies for purposes permitted by the 1933 Act. The Offerors will deliver or cause to be delivered to the Underwriter, without charge, as soon as the Registration Statement shall have become effective (or, if the Offerors have elected to rely upon Rule 430A, as soon as practicable after the Price Determination Agreement has been executed and delivered) and thereafter from time to time as requested by the Underwriter during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as supplemented or amended) as the Underwriter may reasonably request.

                                     DRAFT

                  (e) The Corporation will comply to the best of its ability with the 1933 Act and the 1933 Act Regulations, and the 1934 Act and the 1934 Act Regulations, so as to permit the completion of the distribution of the Preferred Securities as contemplated in this Agreement and in the Prospectus. If, at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Preferred Securities, any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriter or counsel for the Offerors, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading, in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Corporation will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements.

                  (f) The Offerors will use their best efforts, in cooperation with the Underwriter, to qualify the Preferred Securities and the Junior Subordinated Debentures, for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriter may designate and to maintain such qualifications in effect for a period of not less than one year from the effective date of the Registration Statement; PROVIDED, HOWEVER, that the Corporation shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Corporation will file such statements and reports as may be required by the laws of each jurisdiction in which the Preferred Securities have been qualified as above provided.

                  (g) The Corporation will make generally available (within the meaning of Rule 158 of the 1933 Act Regulations ("Rule 158") to its securityholders and the Underwriter as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement of the Corporation and its subsidiaries (in form complying with the provisions of Rule 158) covering a period of at least 12 months beginning after the effective date of the Registration Statement but not later than the first day of the Corporation's fiscal quarter next following such effective date.

                  (h) The Trust shall apply the entire proceeds from its sale of the Preferred Securities, combined with the entire proceeds from the issuance by the Trust to the Corporation of the Trust's Common Securities, to purchase an equivalent amount of Junior Subordinated Debentures from the Corporation. The Corporation and the Bank will use the net proceeds received by them from the sale of the Junior Subordinated Debentures in the manner specified in the Prospectus under the caption "Use of Proceeds".

                                     DRAFT


                  (i) The Offerors, during the period when a prospectus is required by the 1933 Act to be delivered in connection with sales of Preferred Securities, will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the 1934 Act subsequent to the time the Registration Statement becomes effective.

                  (j) For a period of five years after the Closing Time, the Corporation will furnish to the Underwriter copies of all annual reports, quarterly reports and current reports filed by the Corporation with the Commission and such other documents, reports, proxy statements and information as shall be furnished by the Corporation to its shareholders generally.

                  (k) The Corporation will provide to the holders of the Preferred Securities annual reports containing financial statements audited by the Corporation's independent auditors and, upon written request, the Corporation's annual reports to the Commission on Form 10-K.

                  (l) The Offerors will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have issued securities that are traded on the Nasdaq National Market, in the over-the-counter market and quotations for which are reported by the Nasdaq Stock Market.



                  (m) If, at the time the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A, then the Offerors will prepare, and file or transmit for filing with the Commission in accordance with Rule 430A and Rule 424(b), copies of an amended Prospectus or, if required by Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus) containing all information so omitted.

                  (n) The Corporation will, at its expense, subsequent to the issuance of the Preferred Securities, prepare and distribute to the Underwriter and counsel to the Underwriter, a bound volume containing copies of the documents used in connection with the issuance of the Preferred Securities.

                  (o) The Offerors will not, prior to the Option Closing Date or thirty (30) days after the date of this Agreement, whichever occurs first, incur any material liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, or any transaction with a related party which is required to be disclosed in the Prospectus pursuant to Item 404 of Regulation S-K of the Commission, except as contemplated by the Prospectus.

                  (p) During a period of thirty (30) days from the date of the Prospectus, neither the Trust nor the Corporation will, without the prior written consent of the Underwriter, directly or

                                     DRAFT


indirectly, offer, sell, offer to sell, or otherwise dispose of any Preferred Securities, any other beneficial interests in the assets of the Trust, or any preferred securities or other securities of the Trust or the Corporation that are substantially similar to the Preferred Securities, including any guarantee of such securities. The foregoing sentence shall not apply to any of the Preferred Securities to be sold hereunder.

                  Section 4. PAYMENT OF EXPENSES.

                  (a) The Offerors jointly and severally will pay and bear all costs and expenses incident to the performance of their respective obligations under this Agreement, including (a) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, all amendments thereto, all preliminary prospectuses, the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriter, (b) the preparation, printing and distribution of this Agreement, the Preferred Securities and the preparation of one or more "blue sky surveys" (the "Blue Sky Survey"), (c) the issuance and delivery of the Preferred Securities to the Underwriter, including any transfer taxes payable upon the sale of the Preferred Securities to the Underwriter, (d) the fees and disbursements of the Corporation's counsel and accountants, (e) Nasdaq Stock Market filing fees, (f) fees and disbursements of Patton Boggs, L.L.P. in connection with the Blue Sky Survey (not to exceed $5,000 without the prior written permission of the Company, (g) the qualification of the Preferred Securities under the applicable securities laws in accordance with Section 3(f) hereof, (h) any filing fee for review of the Offering with the NASD, (i) the legal fees and expenses of the Underwriter's counsel (with Underwriter's counsel fees not to exceed $50,000, excluding Blue Sky fees and expenses), and general out-of-pocket expenses of the Underwriter (not to exceed $10,000), in either case without the prior written consent of the Corporation, (j) the fees and expenses of the Indenture Trustee, including the fees and disbursements of counsel for the Indenture Trustee, in connection with the Indenture and the Junior Subordinated Debentures; (k) the fees and expenses of the Property Trustee, including the fees and disbursements of counsel for the Property Trustee, in connection with the Trust Agreement and the Certificate of Trust, and (l) all other costs incident to the performance of the Offerors' obligations hereunder. The Underwriter shall cause Patton Boggs. L.L.P. to deliver a copy of the Blue Sky Survey to the Corporation.

                  (b) If (i) the Closing Time does not occur on or before September 30, 1998, (ii) the Corporation abandons or terminates the Offering, or
(iii) this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5 or 9(a), the Corporation shall reimburse the Underwriter for its reasonable out-of-pocket expenses, as set forth in this Section 4, including the reasonable fees and disbursements of counsel for the Underwriter.

                  Section 5. CONDITIONS OF UNDERWRITER'S OBLIGATIONS. The obligations of the Underwriter to purchase and pay for the Preferred Securities that it has agreed to purchase pursuant to this Agreement are subject to the following further conditions:

                                     DRAFT


                  (a) The Registration Statement shall have become effective not later than 4:00 p.m., New York City time, on the first business day following the date hereof, or at such later time or on such later date as the Underwriter may agree to in writing; at the Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall be pending or, to the Underwriter's knowledge or the knowledge of the Offerors, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel for the Underwriter. If the Offerors have elected to rely upon Rule 430A, a prospectus containing the information required by Rule 430A shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

                  (b) At the Closing Time, the Underwriter shall have received:

                           (i) The favorable opinion, dated as of the Closing
Time, of Thompson Hine & Flory LLP, counsel for the Corporation, in form and substance reasonably satisfactory to counsel for the Underwriter, substantially in the form set forth in Exhibit B.

                           (ii) The favorable opinion, dated as of the Closing
Time, of Richards, Layton & Finger, P.A., special Delaware counsel for the Offerors, in form and substance satisfactory to counsel for the Underwriter, substantially in the form set forth in Exhibit C.

                           (iii) The favorable opinion, dated as of the Closing
Time, of Richards, Layton & Finger, P.A., counsel for the Indenture Trustee and the Property Trustee, in form and substance satisfactory to counsel for the Underwriter, substantially in the form set forth in Exhibit D.

                           (iv) The favorable opinion, dated as of the Closing
Time, of Patton Boggs, L.L.P., counsel for the Underwriter, in form and substance satisfactory to the Underwriter.

                  In giving such opinions, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the federal law of the United States and the laws of Ohio upon opinions of other counsel, who shall be counsel satisfactory to counsel for the Underwriter, in which case the opinion shall state that such counsel believes that it, the Underwriter and the Underwriter's counsel are entitled to so rely upon the opinions of such other counsel. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers or trustees of the Corporation, the Bank and the Trust and certificates of public officials.

                  (c) At the Closing Time and again at the Option Closing Date, if any, (i) the Registration Statement and the Prospectus, as they may then be amended or supplemented, shall contain all statements that are required to be stated therein under the 1933 Act and the 1933 Act

                                     DRAFT


Regulations and shall conform in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations, the Offerors shall have complied in all material respects with Rule 430A (if they shall have elected to rely thereon), and neither the Registration Statement nor the Prospectus, as they may then be amended or supplemented, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Corporation and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business; (iii) no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Offerors, threatened against the Corporation or any subsidiary or the Trust that would be required to be set forth in the Prospectus that is not set forth therein, and no proceedings shall be pending or, to the knowledge of the Offerors, threatened against either of the Offerors or any subsidiary of the Corporation before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would materially adversely affect the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Corporation and its subsidiaries, considered as one enterprise, other than as set forth in the Prospectus; (iv) each of the Offerors shall have complied, in all material respects, with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time or Option Closing Date, as applicable; (v) the other representations and warranties of the Offerors set forth in Section 1(a) hereof shall be accurate in all material respects as though expressly made at and as of the Closing Time or Option Closing Date, as applicable; and (vi) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose been initiated or, to the knowledge of the Offerors, threatened by the Commission. At the Closing Time, the Underwriter shall have received a certificate of the President and the Senior Vice President and Chief Financial Officer of the Corporation, dated as of the Closing Time, to such effect.

                  (d) At the time that this Agreement is executed by the Corporation, the Underwriter shall have received from Crowe Chizek and Company LLP, a letter or letters, dated such date, in form and substance satisfactory to the Underwriter, confirming that they are independent certified public accountants with respect to the Corporation within the meaning of the 1933 Act and the 1933 Act Regulations, and stating in effect that with respect to the
Corporation:

                           (i) in their opinion, the consolidated financial
statements as of December 31, 1997 and 1996, and for each of the years in the three year period ended December 31, 1997 and the related financial statement schedules, if any, included in the Registration Statement and the Prospectus and covered by their opinions included therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations;

                                     DRAFT


                           (ii) on the basis of procedures (but not an audit in
accordance with generally accepted accounting standards) specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, INTERIM FINANCIAL INFORMATION, including a reading of the latest available interim consolidated financial statements of the Corporation, a reading of the minutes of all meetings of the Board of Directors of the Corporation and the Bank and of the Audit-Compliance and Electronic Data Processing and Executive Committees of the Board of Directors of the Bank since January 1, 1998, inquiries of certain officials of the Corporation and its subsidiaries responsible for financial and accounting matters, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                                    (A) the unaudited interim consolidated
financial information included in the Prospectus, if any, do not comply as to form in all material respects with applicable accounting requirements of the 1933 Act, or are not presented in conformity with generally accepted accounting principles applied on a basis consistent with that of the audited financial statements included in the Prospectus;

                                    (B) at a specified date not more than three
days prior to the date of this Agreement, there was any increase in long-term debt or Federal Home Loan Bank advances of the Corporation and its consolidated subsidiaries or any decrease in total assets, total deposits or holders' equity of the Corporation and its consolidated subsidiaries, any increase in the number of outstanding shares of capital stock of the Corporation and its consolidated subsidiaries or any increase or decrease in loan loss allowance of the Corporation and its consolidated subsidiaries, in each case as compared with amounts shown in the financial statements at December 31, 1997 included in the Registration Statement, except in all cases for changes, increases or decreases that the Registration Statement discloses have occurred or may occur; or

                                    (C) for the period from January 1, 1998 to a
specified date not more than three days prior to the date of this Agreement, there was any decrease in consolidated net interest income, net income or net income per share, in each case as compared with a period of comparable length in the preceding year, except in all cases for increases or decreases that the Registration Statement discloses have occurred or may occur; and

                           (iii) in addition to the procedures referred to in
clause (ii) above, they have performed other specified procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement (including the Selected Consolidated Financial Data) (having compared such items with, and have found such items to be in agreement with, the financial statements of the Corporation or general accounting records of the Corporation, as applicable, which are subject to the Corporation's internal accounting controls or other data and schedules prepared by the Corporation from such records).

                                     DRAFT

                  (e) At the Closing Time, the Underwriter shall have received from Crowe Chizek and Company, LLP a letter, in form and substance satisfactory to the Underwriter and dated as of the Closing Time, reaffirming the statements made in the letter(s) furnished pursuant to Section 5(d) hereof, except that the inquiries specified in Section 5(d) hereof shall be made based upon the latest available unaudited interim consolidated financial statements and the specified date referred to shall be a date not more than three days prior to the Closing Time.

                  (f) At the Closing Time, counsel for the Underwriter shall have been furnished with all such documents, certificates and opinions as they may request for the purpose of enabling them to pass upon the issuance and sale of the Preferred Securities as contemplated in this Agreement and the matters referred to in Section 5(c) hereof and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Offerors, the performance of any of the covenants of the Offerors or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Corporation at or prior to the Closing Time in connection with the authorization, issuance and sale of the Preferred Securities and the Junior Subordinated Debentures as contemplated in this Agreement shall be satisfactory in form and substance to the Underwriter and to counsel for the Underwriter.

                  (g) Between the date of this Agreement and the Closing Time,
(i) no downgrading shall have occurred in the rating accorded any securities of the Corporation or any deposit instruments of the Bank by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) of the 1933 Act Regulations and (ii) no such organization shall have given any notice of any intended or potential downgrading or of any surveillance or review, with possible negative implications, of its rating of any of the Corporation's securities or any deposit instruments of the Bank.

                  (h) The Corporation shall have paid, or made arrangements satisfactory to the Underwriter for the payment of, all such expenses as may be required by Section 4 hereof.

                  (i) In the event the Underwriter exercises its option provided in Section 2 hereof to purchase all or any portion of the Option Securities, the obligations of the Underwriter to purchase the Option Securities that it has agreed to purchase shall be subject to the receipt by the Underwriter on the Option Closing Date of:

                           (i) A certificate, dated the Option Closing Date, of
the President and the Senior Vice President and Chief Financial Officer of the Corporation confirming that the certificate delivered at the Closing Time pursuant to Section 5(c) hereof remains true as of the Option Closing Date;

                           (ii) The favorable opinion of Thompson Hine & Flory
LLP, counsel for the Corporation, addressed to the Underwriter and dated the Option Closing Date, in form

                                     DRAFT

satisfactory to counsel to the Underwriter, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(b)(i) hereof;

                           (iii) The favorable opinion of Richards, Layton &
Finger, P.A., special Delaware counsel for the Offerors, addressed to the Underwriter and dated the Option Closing Date, in form satisfactory to counsel to the Underwriter, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(b)(ii) hereof;

                           (iv) The favorable opinion of Richards, Layton &
Finger, P.A., counsel for the Indenture Trustee and the Property Trustee, addressed to the Underwriter and dated the Option Closing Date, in form satisfactory to counsel to the Underwriter, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(b)(iii) hereof;

                           (v) The favorable opinion of Patton Boggs, L.L.P.,
counsel to the Underwriter, dated the Option Closing Date, relating to the Option Securities and otherwise to the same effect as the opinion required by
Section 5(b)(iv) hereof; and

                           (vi) A letter from Crowe Chizek and Company LLP
addressed to the Underwriter and dated the Option Closing Date, in form and substance satisfactory to the Underwriter and substantially the same in form and substance as the letter furnished to the Underwriter pursuant to Section 5(e) hereof.

                  (j) The Preferred Securities, the Guarantee and the Junior Subordinated Debentures shall have been qualified or registered for sale, or subject to an available exemption from such qualification or registration, under the Blue Sky or securities laws of such jurisdictions as shall have been reasonably specified by the Underwriter, and the Offering contemplated by this Agreement shall have been cleared by the NASD.

                  If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, this Agreement may be terminated by the Underwriter on notice to the Offerors at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 4 of this Agreement. Notwithstanding any such termination, the provisions of Sections 4, 6, 10 and 12 of this Agreement shall remain in effect.

                  Section 6. INDEMNIFICATION.

                  (a) The Offerors jointly and severally agree to indemnify and hold harmless the Underwriter, each officer, director, employees and agent of the Underwriter, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any loss, liability, claim, damage and expense whatsoever (which shall include,

                                     DRAFT

but not be limited to, amounts incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim or investigation whatsoever and any and all amounts paid in settlement of any claim or litigation, provided such settlement is entered into with the consent of the Offerors as provided herein), as and when incurred, arising out of, based upon or in connection with (i) any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, contained in (A) any preliminary prospectus, the Registration Statement or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto or in any document incorporated by reference therein or required to be delivered with any preliminary prospectus or the Prospectus or (B) in any application or other document or communication (collectively called an "application") executed by or on behalf of the Corporation or the Trust or based upon written information furnished by or on behalf of the Corporation or the Trust filed in any jurisdiction in order to qualify the Preferred Securities under the "blue sky" or securities laws thereof or filed with the Commission, the NASD or any securities exchange, unless such statement or omission or alleged statement or omission was made in reliance upon and in conformity with written information concerning the Underwriter, the Underwriting Agreement or the compensation of the Underwriter furnished to the Offerors by or on behalf of the Underwriter expressly for inclusion in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or
(ii) any breach of any representation, warranty, covenant or agreement of the Offerors contained in the Underwriting Agreement. For purposes of this section, the term "expense" shall include, but not be limited to, counsel fees and costs, court costs, out-of-pocket costs and compensation for the time spent by any of the Underwriter's directors, officers, employees and agents according to his or her normal hourly billing rates. The indemnification provisions shall also extend to all directors, officers, employees and agents and controlling persons of each affiliate of the Underwriter.

                  (b) The Underwriter agrees to indemnify and hold harmless each of the Offerors, each of their directors or trustees, each officer who signed the Registration Statement, and each person, if any, who controls the Offerors within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) above, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or any application in reliance upon and in conformity with written information about the Underwriter, the Underwriting Agreement or the compensation of the Underwriter, furnished to either of the Offerors by the Underwriter expressly for inclusion in such preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or in any application.

                  (c) An indemnified party shall give prompt notice to each indemnifying party if any action, suit, proceeding or investigation is commenced in respect of which indemnity may be

                                     DRAFT


sought hereunder, but failure to notify an indemnifying party shall not relieve the indemnifying party from its obligations to indemnify hereunder, except to the extent that the indemnifying party has been prejudiced in any material respect by such failure. If it so elects within a reasonable time after receipt of such notice, an indemnifying party may assume the defense of such action, including the employment of counsel satisfactory to the indemnified parties and the payment of all expenses of the indemnified party in connection with such action. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or the indemnifying party shall not have promptly employed counsel satisfactory to such indemnified party or parties or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties that are different from or additional to those available to one or more of the indemnifying parties, in any of which events such fees and expenses shall be borne by the indemnifying party and the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. The Offerors shall be jointly and severally liable for any settlement of any claim against the Underwriter (or any of its directors, officers, employees, agents or controlling persons) made with the Offerors' written consent, which consent shall not be unreasonably withheld. The Offerors shall not, without the written consent of the Underwriter, settle or compromise any claim against the Underwriter (or any of its directors, officers, employees, agents or controlling persons) based upon circumstances giving rise to an indemnification claim against the Offerors hereunder unless such settlement or compromise provides that the Underwriter and the other indemnified parties shall be unconditionally and irrevocably released from all liability in respect to such claim.

                  (d) In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court that such indemnification may not be enforced by the indemnified party in such case, even though the express provisions hereof provide for indemnification in such case, then the Offerors, on the one hand, and the Underwriter, on the other hand, shall contribute to the amount paid or payable by such indemnified person as a result of such loss, liability, claim, damage and expense in such proportion as is appropriate to reflect the relative benefits received by the Offerors, on the one hand, and the Underwriter, on the other hand, from the underwriting, and also the relative fault of the Offerors, on the one hand, and the Underwriter, on the other hand, in connection with the statements, acts or omissions which resulted in such loss, liability, claim, damage and expense, and any other relevant equitable considerations. No person found liable for a fraudulent misrepresentation or omission shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation or omission. Notwithstanding the foregoing, the Underwriter shall not be obligated to contribute any amount hereunder that exceeds the amount of the underwriting commission paid to the Underwriter with respect to the Preferred Securities purchased by the Underwriter.

                                     DRAFT

                  (e) The indemnity and contribution agreements contained herein are in addition to any liability which the Offerors may otherwise have to the Underwriter.

                  (f) Neither termination nor completion of the engagement of the Underwriter nor any investigation made by or on behalf of the Offerors or the Underwriter shall affect the indemnification obligations of the Offerors or the Underwriter hereunder, which shall remain and continue to be operative and in full force and effect.

                  Section 7. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. The representations, warranties, indemnities, agreements and other statements of the Offerors or their officers or trustees or the Underwriter set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Offerors or the Underwriter or any controlling person and will survive delivery of and payment for the Preferred Securities.

                  Section 8. OFFERING BY THE UNDERWRITER. The Offerors are advised by the Underwriter that the Underwriter proposes to make a public offering of the Preferred Securities, on the terms and conditions set forth in the Registration Statement from time to time as and when the Underwriter deems advisable after the Registration Statement becomes effective. Because the NASD is expected to view the Preferred Securities as interests in a direct participation program, the offering of the Preferred Securities is being made in compliance with the applicable provisions of Rule 2810 of the NASD's Conduct Rules.

                  Section 9. TERMINATION OF AGREEMENT.

                  (a) The Underwriter may terminate this Agreement, by notice to the Offerors, at any time at or prior to the Closing Time (i) if there has been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Corporation and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak or escalation of existing hostilities or other national or international calamity or crisis, the effect of which on the financial markets of the United States is such as to make it, in the Underwriter's judgment, impracticable to market the Preferred Securities or enforce contracts for the sale of the Preferred Securities, or (iii) if trading in any securities of the Corporation has been suspended or materially limited by the Commission or the NASD, or if trading generally on the New York Stock Exchange or in the over-the-counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchange or by order of the Commission, the NASD or any other governmental authority with appropriate jurisdiction over such matters, or (iv) if a banking moratorium has been declared by either federal or State authorities, or (v) if there shall have been such material and substantial change in the market for securities in general or in political, financial or economic conditions as in the Underwriter's judgment makes it inadvisable to proceed with the offering, sale and delivery of the Preferred Securities on the terms contemplated by the Prospectus, or (vi) if the Underwriter reasonably determines (which determination shall be in good faith) that there has not been satisfactory disclosure of all relevant financial information relating to the Offerors in the Offerors' disclosure documents and that the sale of the Preferred Securities is inadvisable given such disclosures.

                  (b) If this Agreement is terminated by the Offerors or the Underwriter pursuant to the terms hereof, such termination shall be without liability of any party to any other party, except to the extent provided in
Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 4, 6, 10 and 12 hereof shall remain in effect.

                   Section 10. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices shall be addressed as follows:

                  If to the Underwriter:

                           Ryan, Beck & Co., Inc.
                           220 South Orange Avenue
                           Livingston, New Jersey 07039
                           Attention: Bruce G. Miller, Senior Vice President

                  with a copy to:

                           Patton Boggs, L.L.P.
                           2550 M Street, N.W.
                           Washington, D.C. 20037
                           Attention: Mary M. Sjoquist, Partner


                  If to the Corporation or the Trust:

                           Metropolitan Financial Corp.
                           6001 Landerhaven Drive
                           Mayfield Heights, Ohio 44124

                  with a copy to:

                           Thompson Hine & Flory LLP
                           3900 Key Center

                                     DRAFT

                           127 Public Square
                           Cleveland, Ohio 44114
                           Attention: Paul N. Harris, Partner

                  Section 11. PARTIES. This Agreement is made solely for the benefit of the Underwriter, and the officers, directors, employees and agents of the Underwriter, to the extent provided in Section 6 hereof, the Trust and the Corporation and, to the extent provided in Section 6 hereof, any person controlling the Trust, the Corporation or the Underwriter, and the directors of the Corporation, or trustees of the Trust, their respective officers who have signed the Registration Statement, and their respective executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from the Underwriter of the Preferred Securities.

                  Section 12. ARBITRATION. Any claims, controversies, demands, disputes or differences between or among the parties hereto or any persons bound hereby arising out of, or by virtue of, or in connection with, or otherwise relating to this Agreement shall be submitted to and settled by arbitration conducted in Cleveland, Ohio before one or three arbitrators, each of whom shall otherwise be knowledgeable in the field of securities law and investment banking. Such arbitration shall be conducted in accordance with the rules then existing of the American Arbitration Association. The parties hereto agree to share equally the responsibility for all fees of the arbitrators, abide by any decision rendered as final and binding and waive the right to appeal the decision or otherwise submit the dispute to a court of law for a jury or non-jury trial. The parties hereto specifically agree that neither party may appeal or subject the award or decision of any such arbitrator to appeal or review in any court of law or in equity or in any other tribunal, arbitration system or otherwise. Judgment upon any award granted by such arbitrator may be enforced in any court having jurisdiction thereof.

                  Section 13. GOVERNING LAW. This Agreement shall be governed by the laws of the State of New Jersey.

                  Section 14. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

                                     DRAFT

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Corporation and the Underwriter in accordance with its terms.

                             Very truly yours,

                             METROPOLITAN CAPITAL TRUST I


                             By: Metropolitan Financial Corp., as Depositor

                             METROPOLITAN FINANCIAL CORP.


                             By:
                                -----------------------------------------------
                                 Name:
                                 Title:





                             By:
                                -----------------------------------------------
                                 Name:
                                 Title:


Confirmed and accepted as of
the date first above written:

RYAN, BECK & CO., INC.


By:
   ---------------------------------------
   Name:
   Title:




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